THE VICTORY PORTFOLIOS


                              AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN


      I.    Introduction.

            Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the various series (each series a "Fund") of The Victory Portfolios (the "Trust") that issue multiple classes of shares, whether now existing or subsequently established (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares of the Multi-Class Funds.

            The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act (Registration Nos. 33-8982 and 811-4851). Upon the effective date of this Plan, the Trust hereby elects to offer multiple classes of shares of the Multi-Class Funds pursuant to the provisions of Rule 18f-3 under the 1940 Act and this Plan. This Plan does not make any material changes to the general class arrangements and expense allocations previously approved by the Board of Trustees of the Trust (the "Board").

            The Trust currently consists of the following 23 separate Funds:

Balanced Fund                               National Municipal Bond Fund
Convertible Fund                            New York Municipal Bond Fund
Diversified Stock Fund                      Ohio Municipal Bond Fund
Established Value Fund                      Ohio Municipal Money Market Fund
Federal Money Market Fund                   Prime Obligations Fund
Financial Reserves Fund                     Real Estate Fund
Focused Growth Fund                         Small Company Opportunity Fund
Fund for Income                             Special Value Fund
Gradison Government Reserves Fund           Stock Index Fund
Growth Fund                                 Tax-Free Money Market Fund
Institutional Money Market Fund             Value Fund
Intermediate Income Fund

            The Funds are authorized to issue the following classes of shares representing interests in the same underlying portfolio of assets of the respective Fund:

The Multi-Class Funds                      The Multi-Class Funds (continued)
Class A and Class R Shares                 Class A and Class C Shares
--------------------------                 --------------------------
Stock Index Fund                           Convertible Fund
                                           National Municipal Bond Fund
Class A, Class C and Class R Shares        Ohio Municipal Bond Fund
-----------------------------------
Balanced Fund
Diversified Stock Fund
Established Value Fund                     The Non-Multi-Class Funds
Focused Growth Fund                        Class A Shares
Fund for Income                            --------------
Growth Fund                                Financial Reserves Fund
Real Estate Fund                           Intermediate Income Fund
Small Company Opportunity Fund             New York Municipal Bond Fund
Special Value Fund                         Ohio Municipal Money Market Fund
Value Fund                                 Prime Obligations Fund
                                           Tax-Free Money Market Fund

Investor and Select Shares
--------------------------
Federal Money Market Fund
Institutional Money Market Fund

Trust, Select and Class C Shares
--------------------------------
Gradison Government Reserves Fund

      II.   Class Arrangements.

            The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each particular class of shares of the Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

            A.    Class A Shares:

                  1. Maximum Initial Sales Load: 5.75% (of the offering price). Exceptions: Fund for Income, Intermediate Income Fund, National Municipal Bond Fund, New York Municipal Bond Fund, and Ohio Municipal Bond Fund have an initial sales charge of 2.00% (of the offering price). Additional Exceptions: Financial Reserves Fund, Ohio Municipal Money Market Fund, Prime Obligations Fund, and Tax-Free Money Market Fund have no sales charge.

                  2.    Contingent Deferred Sales Charge: None.

                  3. Rule 12b-1 Distribution Fees: None. Exceptions: Class A Shares of the Balanced Fund, Convertible Fund, Diversified Stock Fund, Established Value Fund, Financial Reserves Fund, Focused Growth Fund, Fund for Income, Growth Fund, Institutional Money Market Fund, Intermediate Income Fund, National Municipal Bond Fund, New York Municipal Bond Fund, Ohio Municipal Bond Fund, Ohio Municipal Money Market Fund, Real Estate Fund, Small Company Opportunity Fund, Special Value Fund, Stock Index Fund and Value Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

                  4. Shareholder Servicing Fees: Up to 0.25% per annum of average daily net assets. Exception: Stock Index Fund may charge up to 0.15% per annum of its average daily net assets.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Class A shares may be exchanged with Class A shares of other Funds without incurring a sales charge. However, exchanges made into a Fund with a higher sales charge require payment of the percentage-point difference between the higher and lower sales charges. For example, investors that exchange Class A shares from a Fund with a 2.00% sale load to purchase Class A shares of a Fund with a 5.75% sales charge would pay the 3.75% difference in sales charge. Class A shares may be exchanged with for Investor Shares or Select Shares of Federal Money Market Fund and Institutional Money Market Fund, without incurring a sales charge.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

                  B.    Class C Shares:

                  1.    Initial Sales Load: None

                  2. Contingent Deferred Sales Charge ("CDSC"): 1% if shares are sold within 12 months of purchase. The CDSC is based on the current value of the shares being sold or their net asset value when purchased, whichever is lower.

                  3. Rule 12b-1 Distribution Fees: Up to 1.00% per annum of average daily net assets (of which 0.25% is designated for shareholder servicing).

                  4.    Shareholder Servicing Fees: Included in Rule 12b-1 Plan.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Class C shares may be exchanged for Class C shares of any other Fund.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

                  C.    Investor Shares:

                  1.    Maximum Initial Sales Load: None.

                  2.    CDSC: None.

                  3. Rule 12b-1 Distribution Fees: None. Federal Money Market Fund and Institutional Money Market Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

                  4.    Shareholder Servicing Fees: None.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Investor Shares may be exchanged with Investor Shares and with R Shares (subject to eligibility) of other Funds at relative net asset value. Investor Shares may be exchanged with Class A Shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund's Class A Shares.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

                  D.    Select Shares:

                  1.    Maximum Initial Sales Load: None.

                  2.    CDSC: None.

                  3. Rule 12b-1 Distribution Fees: None. Exceptions: Federal Money Market Fund and Institutional Money Market Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

                  4. Shareholder Servicing Fees: Up to 0.25% per annum of the average daily net assets.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Select shares may be exchanged with Select Shares and with R Shares (subject to eligibility)of other Funds at relative net asset value. Select Shares may be exchanged with Class A Shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund's Class A Shares.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

                  E.    Class R Shares

                  1.    Maximum Initial Sales Load: None.

                  2.    CDSC: None.

                  3. Rule 12b-1 Distribution Fees: Small Company Opportunity Fund, Diversified Stock Fund, Established Value Fund, Focused Growth Fund, Value Fund, Growth Fund, Special Value Fund, Balanced Fund, and Real Estate Fund: up to 0.50% per annum of average daily net assets (of which 0.25% is designated for shareholder servicing); Fund For
                        Income: up to 0.25% per annum of average daily net assets (designated for shareholder servicing); Class R Shares of the Gradison Government Reserves Fund and the Stock Index Fund have a Rule 12b-1 Plan pursuant to which no fees are paid.

                  4. Shareholder Servicing Fees: Included in Rule 12b-1 Plan; except that Class R Shares of each of the Gradison Government Reserves Fund and the Stock Index Fund bear a shareholder servicing fee of up to 0.25% per annum of its average daily net assets.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Class R Shares may be exchanged with Class R Shares or Select Shares of other Funds at relative net asset value, or for shares of any single class money market Fund without paying a sales charge.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

                  F.    Trust Shares

                  1.    Maximum Initial Sales Load: None.

                  2.    CDSC: None.

                  3. Rule 12b-1 Distribution Fees: Gradison Government Reserves Fund has a Rule 12b-1 Plan pursuant to which no fees are paid.

                  4.    Shareholder Servicing Fees: None.

                  5.    Conversion Features: None.

                  6. Exchange Privileges: Trust Shares may be exchanged for Trust Shares and with Class R Shares (subject to eligibility) of other Funds at relative net asset value. Trust Shares may be exchanged with Class A Shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund's Class A Shares.

                  7. Other Shareholder Services: As provided in the Fund's Prospectus.

      III.  Allocation of Expenses.

            Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares (other than with respect to the money market Funds) under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Fees") and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares ("Service Plan Fees"). In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses (the "Class Expenses") to a particular class of shares in a single Multi-Class Fund:

            1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

            2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

            3. blue sky registration or qualification fees incurred by such class of shares;

            4. Securities and Exchange Commission registration fees incurred by such class of shares;

            5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

            6. litigation or other legal expenses relating solely to such class of shares;

            7. fees of the Board incurred as result of issues relating to such class of shares;

            8. independent accountants' fees relating solely to such class of shares; and

            9. shareholder meeting expenses for meetings of a particular class.

            Class Expenses, Rule 12b-1 Fees, and Service Plan Fees are the only expenses allocated to the classes disproportionately. The Class Expenses allocated to each share of a class during a year may differ from the Class Expenses allocated to each share of any other class by up to 50 basis points of the average daily net asset value of the class of shares with the smallest average daily net asset value.

            The initial determination of fees and expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board and approved by a vote of the Board including a majority of the Trustees who are not interested persons of the Trust. The Board will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

            Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of such Fund by this Plan shall be allocated to each class of such Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of such Fund.

            Income, realized and unrealized capital gains and losses, and any expenses of a non-money market Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

            Any dividends and other distributions on shares of a class will differ from dividends and other distributions on shares of other classes only as a result of the allocation of Class Expenses, Rule 12b-1 Fees, Service Plan Fees, and the effects of such allocations.

            A Fund's investment adviser will waive or reimburse its management fee in whole or in part only if the fee is waived or reimbursed to all shares of the Fund in proportion to their relative average daily net asset values. The investment adviser, and any entity related to the investment adviser, who charges a fee for a Class Expense will waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative costs of providing to each class the service for which the Class Expense is charged.

      IV.   Board Governance.

            At all times during which the Trusts elects to offer multiple classes of shares of the Multi-Class Funds pursuant to the provisions of Rule 18f-3 under the 1940 Act and this Plan: (i) any person who acts as legal counsel for the Independent Board Members will be an independent legal counsel; (ii) at least seventy-five percent of the Board Members are Independent Board Members;
(iii) Independent Board Members select and nominate any other Independent Board Member; (iv) an Independent Board Member serves as chair of the Board of Trustees, presides over meetings of the Board and has substantially the same responsibilities as would a chairman of a board of directors; (v) the Board evaluates its performance and the performance of its committees at least annually, and such evaluation includes a consideration of the effectiveness of the Board's committee structure and the number of Funds served by each Board Member; (vi) the Independent Board Members meet at least once quarterly in a session comprised of only the Independent Board Members; and (vii) the Independent Board Members have been authorized to hire employees and to retain advisers and experts necessary to carry out their duties.

      V.    Board Review.

            The Board shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another and other potential conflicts of interest between classes.

            In making its initial determination to approve this Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others it deems necessary.

Adopted May 24, 1995; Effective June 5, 1995

Amended and Restated:


December 6, 1995;              February 23, 1999;           February 26, 2002
February 14, 1996;             May 11, 1999;                December 3, 2002
May 31, 1996;                  August 17, 1999;             February 5, 2003
February 19, 1997;             December 1, 1999;            December 10, 2003
October 2, 1997;               February 23, 2000;           February 10, 2004
December 3, 1997;              May 23, 2000;                September 30, 2004
August 28, 1998;               September 30, 2000
December 11, 1998;             May 23, 2001